UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2018

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida		33477
(Address of Principal Executive Offices)		(Zip Code)

399 Executive Boulevard, Elmsford, New York		10523
(Mailing Address)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 246-6700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth below in “Item 2.01 Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 13, 2018, Town Sports International Holdings, Inc. (the “Company” or “TSI Holdings”), pursuant to an asset purchase agreement executed on February 22, 2018 (the “APA”) by and among the buyer entities as set forth in the APA, subsidiary entities of the Company (the “Buyers”), TW Holdings, Inc. (“Total Woman”), SPAD Holdings, LLC (“SPAD”), TW Glendale, Inc. (“Glendale”), TW Westlake Village, Inc. (“Westlake” and together with Total Woman, SPAD and Glendale, collectively referred to herein as the “Sellers”), and Total Woman Franchising, Inc, completed the acquisition of substantially all of the assets used in the business of the Sellers and assumed certain liabilities of the Sellers, as set forth in the APA (the “Acquisition”). The Buyers entry into the APA was previously reported on a Current Report on Form 8-K, dated February 22, 2018.

As previously reported, under the APA, the Sellers received a purchase price of Eight Million Dollars ($8,000,000) in cash subject to certain adjustments set forth in the APA (the “Purchase Price”) at the closing of the Acquisition, $800,000 of which will remain in escrow for one year as an indemnity fund, subject to certain customary adjustments. The Purchase Price excludes the assumption of certain liabilities.

The foregoing summary of the APA and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the APA, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 22, 2018 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company intends to file the financial statements of the Sellers required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for Item 2.01 of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

The Company intends to file the financial statements of the Sellers required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for Item 2.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

Dated: April 16, 2018	By:	/s/ Carolyn Spatafora
		Name:	Carolyn Spatafora
		Title:	Chief Financial Officer